Ex. 10.104-10% Secured Convertible Promissory Note to Vicis

THIS SECURED CONVERTIBLE PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT FOR DISTRIBUTION AND MAY BE TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS LEGEND SHALL BE ENDORSED UPON ANY PROMISSORY NOTE ISSUED IN EXCHANGE FOR THIS SECURED CONVERTIBLE PROMISSORY NOTE.

                         MEDICAL MEDIA TELEVISION, INC.

                       SECURED CONVERTIBLE PROMISSORY NOTE

                               Due August 11, 2007

Tampa, Florida                                                          $250,000
February 1, 2007

      FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in this secured convertible promissory note (this "Note"), MEDICAL MEDIA TELEVISION, INC., a Florida corporation with its principal place of business at 8406 Benjamin Road, Suite C, Tampa, Florida 33634, (the "Company"), absolutely and unconditionally promises to pay to the order of VICIS CAPITAL MASTER FUND (the "Payee" or "Holder"), upon due presentation and surrender of this Note, on August 11, 2007 (the "Maturity Date"), unless earlier converted pursuant to
Section 3.1 hereof, the principal amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) and accrued interest thereon as hereinafter provided. This Note is issued in connection with a certain Note Purchase Agreement, of even date herewith, between the Company and the Holder (the "Purchase Agreement"), all terms of which are incorporated herein by this reference and hereby made a part of this Note. Capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement. By its acceptance of this Note, the Holder agrees to be bound by the terms of the Purchase Agreement.

                                   ARTICLE I
              PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF PAYMENT

      1.1 Payment of Principal. Payment of the principal of this Note (and any interest accrued thereon) shall be made in U.S. dollars in immediately available funds. This Note may be prepaid at any time so long as all principal and interest due through the Maturity Date of the Note are paid.

      1.2 Payment of Interest. Simple interest shall accrue on the unpaid portion of the principal amount from time to time outstanding at the rate of ten percent (10%) per annum (the "Stated Interest Rate"), and become payable to the Payee on the Maturity Date. Interest shall be paid in U.S. dollars in immediately available funds.

      1.3 Payment on Non-Business Days. If the outstanding principal and accrued but unpaid interest under this Note becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of New York, the due date hereof shall be extended to the next succeeding full business day and interest shall be payable at the rate of ten (10%) percent per annum during such extension. All payments received by the Holder shall be applied first to the payment of all accrued interest payable hereunder.

      1.4 Late Fee. In the event any payment of principal or interest or both shall remain unpaid for a period of ten (10) days or more after the due date thereof, a one-time late charge equivalent to six percent (6%) of each unpaid amount shall be charged.

      1.5 Adjustment of Stated Interest Rate.

            (a) After an Event of Default and acceleration of the Maturity Date by the Holder the Stated Interest Rate shall be adjusted to a rate of twenty percent (20%) per annum, subject to the limitations of applicable law.

            (b) Regardless of any other provision of this Note or other Transaction Document, if for any reason the interest paid should exceed the maximum lawful interest, the interest paid shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of excess to be a complete settlement and acquittance thereof.

                                   ARTICLE II
                                    SECURITY

      The obligations of the Company under this Note are secured pursuant to a security interests on assets, tangible and intangible, of the Company granted by the Company to the Holder pursuant to a security agreement of even date herewith and a stock pledge agreement referred to in the Purchase Agreement. In addition, PetCARE Television Network, Inc., a Florida corporation, African American Medical Network, Inc., a Florida corporation, and KidCARE Television Network, Inc., a Florida corporation, each a subsidiary of the Company (each a "Subsidiary"), have executed in favor of the Holder a certain guaranty agreement, dated of even date herewith, guaranteeing the full and unconditional payment when due of the amounts payable by the Company to the Holder pursuant to the terms of this Note. The obligations of each Subsidiary under its guaranty agreement are secured pursuant to security interests in the assets, tangible and intangible, of each Subsidiary granted by each Subsidiary to the Holder pursuant to a security agreement of even date herewith referred to in the Purchase Agreement.

                                   ARTICLE III
                                   CONVERSION

      3.1 Conversion at Option of Holder. At any time and from time to time on and after the date hereof (the "Initial Conversion Date") until the Maturity Date, the outstanding principal balance and accrued but unpaid interest under this Note is convertible in whole or in part at the Holder's option into shares of Common Stock ("Conversion Shares") upon surrender of this Note, at the office of the Company, accompanied by a written Conversion Notice in the form attached hereto as Annex II duly executed by the registered Holder or its duly authorized attorney. "Common Stock" means common stock of the Company as it exists on the date this Note is originally signed. This Note is convertible on or after the Initial Conversion Date into shares of Common Stock at a price per share of Common Stock equal to $.166 per share (the "Fixed Conversion Price"). The Fixed Conversion Price is subject to adjustment as provided in Section 3.5 and Section
3.6 hereof. As soon as practicable following conversion and upon the Holder's compliance with the conversion procedure described in Section 3.3 hereof, the Company shall deliver a certificate for the number of full shares of Common Stock issuable upon conversion and a check for any fractional share and, in the event the Note is converted in part, a new Note in the principal amount equal to the remaining principal balance of this Note after giving effect to such partial conversion.

      3.2 Registration of Transfer. The Company shall maintain books for the transfer and registration of this Note. Upon the transfer or assignment of this Note by the Holder pursuant to the terms hereof and its delivery of a properly completed and executed Assignment attached hereto as Annex I, the Company shall issue and register this Note in the names of the new holders. The new Note shall be signed manually by the Chairman, Chief Executive Officer, President or any Vice President and the Secretary or Assistant Secretary of the Company.

      3.3 Conversion Procedure. The Company shall convert, from time to time, any outstanding portion of this Note upon the books to be maintained by the Company for such purpose upon surrender thereof for conversion properly endorsed and accompanied by a properly completed and executed Conversion Notice attached hereto as Annex II. Subject to the terms of this Note, upon surrender of this Note the Company shall promptly, but in no event less than 5 trading days, issue and deliver a certificate or certificates in such name or names as the Holder may designate for the number of full shares of Common Stock due to such Holder upon the conversion of this Note. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such Shares as of the date of the surrender of this Note. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Payee would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the closing bid prices of the Common Stock for the five (5) consecutive trading days immediately preceding the date of conversion of this Note.

      3.4 [Intentionally Omitted]

      3.5 Adjustment to the Fixed Conversion Price. The Fixed Conversion Price shall be subject to adjustment from time to time as follows:

            (a) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof, effect a stock split of the outstanding Common Stock, the applicable Fixed Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the date hereof, combine the outstanding shares of Common Stock, the applicable Fixed Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section shall be effective at the close of business on the date the stock split or combination occurs.

            (b) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the applicable Fixed Conversion Price then in effect by a fraction:

                  (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                  (ii) the  denominator  of which  shall be the total  number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

            (c) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Fixed Conversion Price shall be made and provision shall be made (by adjustments of the Fixed Conversion Price or otherwise) so that the Holder of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 3.5(c) with respect to the rights of the holder of this Note.

      3.6 Most Favored Nations Exchange. Except for any Qualified Issuance, (as hereinafter defined), if at any time until the Maturity Date, the Company shall offer, issue or agree to issue any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding at any time prior to the Closing Date) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Fixed Conversion Price then in effect, then, for each such occasion, as to this Note (if remaining outstanding), without the consent of the Holder, the Fixed Conversion Price shall be adjusted to equal such other lower price per share, and, as to shares of Common Stock, if any, that were previously issued upon the partial conversion of this Note and are then still owned by the Purchaser, the Company shall issue additional shares of Common Stock to the Holder so that the average per share purchase price of the shares of Common Stock issued to the Holder upon the conversion of this Note is equal to such other lower price per share. For purposes of this Section 3.6 "Qualified Issuance" shall mean (x) the grant, issuance or exercise of any securities pursuant to a qualified or non-qualified stock option plan of the Company or any other bona fide employee benefit plan or incentive arrangement, adopted or approved by the Board and approved by the Company's shareholders, as may be amended from time to time, (y) the grant, issuance or exercise of any securities in connection with the hire or retention of any officer, director or key employee of the Company, provided such grant is approved by the Board, or (z) the issuance of any shares of Common Stock pursuant to the grant or exercise of convertible securities outstanding as of the date hereof (exclusive of any subsequent amendments thereto); provided that in the case of clauses (x) and (y) above, that such issuance in the aggregate will not exceed during any year 1.576% of the Company's outstanding Common Stock on a fully-diluted basis.

      3.7 Reservation of Common Stock. The Company shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note.

      3.8 Notice to Holder. If, at any time while this Note is outstanding, the Company shall pay any dividend payable in cash or in Common Stock, shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, shall enter into an agreement to merge or consolidate with another corporation, shall propose any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock or there shall be contemplated a voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall cause notice thereof to be mailed to the registered Holder of this Note at its address below, at least thirty (30) days prior to the record date as of which holders of Common Stock shall participate in such dividend, distribution or subscription or other rights or at least thirty (30) days prior to the effective date of the merger, consolidation, reorganization, reclassification or dissolution.

                                   ARTICLE IV
                                  MISCELLANEOUS

      4.1 Default. Upon the occurrence of any one or more of the Events of Default specified or referred to in the Purchase Agreement all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Purchase Agreement.

      4.2 Collection Costs. Should all or any part of the indebtedness represented by this Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, the Company hereby promises to pay to the Holder, upon demand by the Holder at any time, in addition to the outstanding principal and all (if any) other amounts payable on or in respect of this Note, all court costs and reasonable attorneys' fees and other collection charges and expenses incurred or sustained by the Holder.

      4.3 Rights Cumulative. The rights, powers and remedies given to the Payee under this Note shall be in addition to all rights, powers and remedies given to it by virtue of the Purchase Agreement, any document or instrument executed in connection therewith, or any statute or rule of law.

      4.4 No Waivers. Any forbearance, failure or delay by the Payee in exercising any right, power or remedy under this Note, the Purchase Agreement, any documents or instruments executed in connection therewith or otherwise available to the Payee shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

      4.5 Amendments in Writing. No modification or waiver of any provision of this Note, the Purchase Agreement or any documents or instruments executed in connection therewith shall be effective unless it shall be in writing and signed by both parties, and any such modification or waiver shall apply only in the specific instance for which given.

      4.6 Governing Law. This Note and the rights and obligations of the parties hereto, shall be governed, construed and interpreted according to the laws of the State of New York, wherein it was negotiated and executed. IN ANY LAWSUIT IN CONNECTION WITH THIS NOTE, THE UNDERSIGNED CONSENTS AND AGREES THAT THE STATE AND FEDERAL COURTS WHICH SIT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION OF ALL CONTROVERSIES AND DISPUTES ARISING HEREUNDER. THE COMPANY WAIVES THE RIGHT IN ANY LITIGATION ARISING HEREUNDER WITH THE PAYEE (WHETHER OR NOT ARISING OUT OF OR RELATING TO THIS NOTE) TO TRIAL BY JURY.

      4.7 Successors. The term "Payee" and "Holder" as used herein shall be deemed to include the Payee and its successors, endorsees and assigns.

      4.8 Notices. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered either personally or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified, addressed as follows:

            (a) if to the Company:

                Mr. Philip Cohen, President/CEO
                Medical Media Television, Inc.
                8406 Benjamin Road, Suite C
                Tampa, FL 33634
                Phone: (813) 888-7330
                Fax: (813) 888-7375

            (b) if to the Holder:

                Vicis Capital Master Fund
                c/o Vicis Capital LLC
                Tower 56, Suite 700
                126 E. 56th Street, 7th Floor
                New York, NY 10022
                Phone:  (212) 909-4600
                Fax:  (212) 909-4601
                Attn: Shad Stastney

                (or at such other address as the Holder may have furnished in writing to the Company)

      4.9 Certain Waivers. The Company hereby irrevocably waives notice of acceptance, presentment, notice of nonpayment, protest, notice of protest, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Note or any collateral or security therefor. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document.

      4.10 Mutilated, Lost, Stolen or Destroyed Notes. In case this Note shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for the Note, mutilated, lost, stolen or destroyed, a new Note of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

      4.11 Transfer and Assignment. The Holder may transfer or assign this Note without the consent of the Company. The Company may not transfer or assign this Note or its obligations hereunder without the consent of the Holder.

      4.12 Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

      4.13 No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Payee, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any other rights as a shareholder of the Company.

      4.14 Ownership Cap and Certain Exercise Restrictions.

            (a) Notwithstanding the Holder's ownership of shares of the Common Stock, at no time may the Holder convert this Note if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock which would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock; provided, however, that upon the Holder providing the Company with sixty-one (61) days notice (the "Waiver Notice") that the Holder would like to waive this Section 4.14(a) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 4.14(a) will be of no force or effect with regard to all or a portion of this Note referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the Maturity Date.

            (b) Notwithstanding the Holder's ownership of shares of the Common Stock, at no time may the Holder convert this Note if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock which would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock; provided, however, that upon the Holder providing the Company with a Waiver Notice that the Holder would like to waive this Section 4.14(b) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 4.14(b) will be of no force or effect with regard to all or a portion of this Note referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the Maturity Date.

      IN WITNESS WHEREOF, Medical Media Television, Inc. has caused this Note to be signed by its Chief Executive Officer and to be dated the day and year first above written.

ATTEST [SEAL]                              MEDICAL MEDIA TELEVISION, INC.

/s/ Teresa J. Bray                         /s/ Philip M. Cohen
-----------------------------------        -------------------------------------
Teresa J. Bray                             Philip M. Cohen
Secretary                                  President and Chief Executive Officer

                                                                         ANNEX I
                                                                         -------

                                   ASSIGNMENT

      For value received, the undersigned hereby assigns subject to the provisions of Section 12.4 of that certain Note Purchase Agreement, dated as of February 1, 2007, of Medical Media Television, Inc., a Florida corporation (the "Company"), as may be amended or modified from time to time, to ________ $_________________ principal amount of and $_________________ in accrued but unpaid interest under the 10% Secured Convertible Promissory Note due August 11, 2007 evidenced hereby and hereby irrevocably appoints _______________ attorney to transfer the Note (or such portion thereof) on the books of the within named corporation with full power of substitution in the premises.

Dated:

In the presence of:


-----------------------------------        -------------------------------------

                                                                        ANNEX II
                                                                        --------

                                CONVERSION NOTICE
                       TO: MEDICAL MEDIA TELEVISION, INC.

      The undersigned holder of this Note hereby irrevocably exercises the option to convert $________ principal amount of and $_________________ in accrued but unpaid interest under such Note (which may be less than the stated principal amount thereof) into shares of Common Stock of Medical Media Television, Inc., in accordance with the terms of such Note, and directs that the shares of Common Stock issuable and deliverable upon such conversion, together with a check (if applicable) in payment for any fractional shares as provided in such Note, be issued and delivered to the undersigned unless a different name has been indicated below. If shares of Common Stock are to be issued in the name of a person other than the undersigned holder of such Note, the undersigned will pay all transfer taxes payable with respect thereto.


                                  -------------------------------------
                                  Name and address of Holder

                                  -------------------------------------
                                  Signature of Holder

                                  Principal amount of Note
                                  to be converted $
                                                   --------------------

If shares are to be issued otherwise then to the holder:


-----------------------------
Name of Transferee

                                  Address of Transferee
                                  ----------------------------------------------
                                  ----------------------------------------------
                                  ----------------------------------------------
                                  Social Security or Tax ID Number of Transferee
                                  ----------------------------------------------